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EXHIBIT 99

                  ROBB, DIXON FRANCIS, DAVIS, ONESON & COMPANY
                          CERTIFIED PUBLIC ACCOUNTANTS
             1205 WEAVER DRIVEO GRANVILLE, OHIO 43023 O 740-321-1000


                          INDEPENDENT AUDITOR'S REPORT

The Board of Directors
Central Federal Savings & Loan Association
Wellsville, Ohio

      We have audited the accompanying balance sheets of Central Federal Savings & Loan Association as of December 31, 1997 and 1996, and the related statements of income and comprehensive income, changes in equity and cash flows for the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Association's management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Central Federal Savings & Loan Association as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.


                               /s/ Robb, Dixon, Francis, Davis, Oneson & Co.
                                   ---------------------------------------------
                                   Robb, Dixon, Francis, Davis, Oneson & Company

Granville, Ohio
March 18, 1998